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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           __________________________


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of  Report (Date of earliest event reported)                  June 29, 2004


                        COMMUNITY NATIONAL BANCORPORATION
              (Exact name of Registrant as specified in its charter)


           GEORGIA                    0-25437                    58-1856963
  (State or other jurisdiction     (Commission                (I.R.S. Employer
         of incorporation)         File Number)              Identification No.)


    561 EAST WASHINGTON AVENUE - BOX 2619                        31714-2619
            ASHBURN, GEORGIA                                     (Zip Code)
   (Address of principal executive offices)


Registrant's telephone number, including area code               (229) 567-9686


                                         NONE
          (Former name or former address, if changed since last report)

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
Item 5.   OTHER EVENTS AND REQUIRED FD DISCLOSURE.
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     On June 29, 2004, Community National Bancorporation (the "Company") entered into a Second Amendment to the terms of the previously announced Stock Purchase and Sale Agreement (the "Agreement") between the Company and Gulf Atlantic
Financial Group, Inc. ("Gulf Atlantic").   Pursuant to the Agreement, originally
dated October 21, 2003 and previously amended on January 29, 2004, Gulf Atlantic has agreed to purchase First National Bank, a national banking association and wholly-owned subsidiary of the Company. The parties entered into the Second Amendment for the following purposes:

     * To change the date after which either party may terminate the Agreement if the sale of First National Bank to Gulf Atlantic has not closed on or before such date to the earlier of (i) September 15, 2004 and (ii) within five business days of Gulf Atlantic's receipt of all necessary governmental approvals and the expiration of all applicable waiting periods.
     * To provide that the Company may terminate the Agreement if the Federal Reserve Bank of Atlanta (the "Federal Reserve") does not accept for processing Gulf Atlantic's application for regulatory approval by July 2, 2004. However, the Company may not terminate the Agreement based on this provision if the Federal Reserve's non-acceptance includes a request for additional information, Gulf Atlantic makes efforts to supply such information, and Gulf Atlantic's application for regulatory approval is accepted for processing on or before July 12, 2004.

     As part of the Second Amendment, Gulf Atlantic waived its financing condition so that Gulf Atlantic's obligation to consummate its purchase of First National Bank is no longer conditioned on its obtaining financing. In addition, the Second Amendment obligates Gulf Atlantic to pay an extension fee to the Company, to accrue in the amount of $25,000 per month beginning on July 1, 2004 and ending on the closing of the sale of Tarpon Springs to Gulf Atlantic or the termination of the Agreement by the Company (other than a termination caused by the breach or other malfeasance of the Company), whichever occurs first. The extension fee will be prorated for any partial month and is capped at $45,000. The full text of the Second Amendment to the Agreement is attached hereto as
Exhibit 2.1.

     As previously disclosed, the Company has an outstanding loan with a principal balance of approximately $2.9 million from the son of one of the Company's directors (the "Ward Loan"). As of March 31, 2004, the Company was in violation of certain financial covenants under the Ward Loan; however, the lender has agreed to forbear from enforcing any remedies under the Ward Loan until July 7, 2004. The Company has obtained a commitment for a replacement loan from a third party lender, subject to various conditions; however, there can be no assurance that such a loan will be closed by July 7, 2004.


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Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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     (c)   Exhibits.

           Exhibit No.                  Description of Exhibit
           -----------                  ----------------------

              2.1 Second Amendment to Stock Purchase and Sale Agreement between Community National Bancorporation and Gulf Atlantic Financial Group, Inc., dated June 29, 2004

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        COMMUNITY NATIONAL BANCORPORATION


Date:   July 2, 2004                By: /s/Theron G. Reed
                                        -------------------------------------
                                        Theron G. Reed
                                        President and Chief Executive Officer


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                                   EXHBIT INDEX

           Exhibit No.                  Description of Exhibit
           -----------                  ----------------------

           2.1 Second Amendment to Stock Purchase and Sale Agreement between Community National Bancorporation and Gulf Atlantic Financial Group, Inc., dated June 29, 2004